UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2011

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2011, Morningstar, Inc. announced that Tao Huang, chief operating officer, is leaving the company, effective January 31, 2011.  In connection with Tao’s separation, Morningstar and Tao entered into a Separation Agreement under which Tao will serve as a consultant of Morningstar until January 31, 2012.  The Separation Agreement also provides for customary restrictive covenants, including covenants prohibiting Tao from competing with Morningstar or soliciting employees of Morningstar.  Pursuant to the terms of the Separation Agreement, Tao will be paid approximately $3.75 million in connection with his separation from Morningstar.

A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The summary of the materials terms of the Separation Agreement set forth above is qualified in its entirety by reference to such exhibit.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Separation Agreement, dated January 27, 2011, by and between Morningstar, Inc., an Illinois corporation, and Tao Huang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: January 28, 2011	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated January 27, 2011, by and between Morningstar, Inc., an Illinois corporation, and Tao Huang.